UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 24, 2013

JF China Region Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	811-06686; 005-49095	22-3178023
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Beacon Street, 18th Fl., Boston, MA	02108
(Address of Principal Executive Offices)	(Zip Code)

(800) 441-9800

Registrant’s Telephone Number, Including Area Code

301 Bellevue Parkway, Wilmington, DE (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item to be Included in this Report

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 25, 2013, JF China Region Fund, Inc. (the “Fund”) received a letter from NYSE Regulation (the “NYSE Letter”) indicating that the New York Stock Exchange (the “Exchange”) had concluded that the Fund failed to provide timely notice to the Exchange of the record date for the Fund’s upcoming 2013 Annual Meeting of Shareholders at least ten days prior to the record date for the meeting as required by Sections 204.21 and 401.02 of the NYSE Listed Company Manual. Receipt of a public reprimand letter of this nature is a required disclosure under Item 3.01 of Form 8-K.

The NYSE Letter expressly sets forth the following reasons for the Exchange’s determination that suspending trading or delisting the Fund’s securities is not warranted in this instance: (1) this is the first time that the Fund has failed to satisfy the notice requirements of Sections 204.21 and 401.02 of the Listed Company Manual; (2) the Exchange has no reason to believe that the Fund’s failure to comply with listed Company Manual Sections 204.21 and 401.02 was intentional; and (3) the Fund has not fallen below the financial and other continued listing standards provided in Chapter 8 of the Listed Company Manual or failed to comply with the audit committee standards set out in Section 303A.06.  The Fund asserts that the failure to file notice was an oversight.

The Fund also confirms March 15, 2013 as the record date for its upcoming meeting of stockholders to be held on May 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JF China Region Fund, Inc.

	By:	/s/ Christopher Legg
Date: May 1, 2013	Name:	Christopher Legg
	Title:	Secretary